Registration No. 333-284237

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sharps Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	82-3751728
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Sharps Technology, Inc.

105 Maxess Road, Ste. 124

Melville, New York 11747

(631) 574 -4436

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Hayes

Chief Executive Officer

Sharps Technology, Inc.

105 Maxess Road, Ste. 124

Melville, New York 11747

(631) 574 -4436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700	Anthony W. Basch, Esq. J. Britton Williston, Esq. Shannon M. McDonough, Esq. Kaufman & Canoles Two James Center, 14th floor Richmond, VA 23219 Tel: (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration on a firm commitment basis of units (the “Units”), each Unit consisting of: (i) one share of common stock; (ii) one Series A Warrant to purchase one share of common stock (the “Series A Warrants”); and (iii) one Series B Warrant to purchase one share of common stock (the “Series B Warrants,” together with the Series A Warrants, the “Warrants”).

The contents of the earlier registration statement on Form S-1 (File No. 333-284237) initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 10, 2025, as amended by the latest Amendment No. 3 filed with the Commission on January 27, 2025 (the “Prior Registration Statement”), which was declared effective by the Commission on January 27, 2025 at 4:30 p.m., and all exhibits thereto are incorporated in this Registration Statement by reference.

This Registration Statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement. The additional securities that are being registered for sale pursuant to this Registration Statement are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

EXHIBIT INDEX

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement, dated [___], 2025, between the Company and Aegis Capital Corp.*
3.1	Amended and Restated Bylaws*
3.2	Certificate of Designation of Series A Preferred Stock (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
3.4*	Form of Series A Warrant
3.5*	Form of Series B Warrant
3.6	Certificate of Amendment to Designation, filed on December 28, 2022 (incorporated by reference to 8-K filed on December 22, 2022)
5.1	Legal Opinion of Sichenzia Ross Ference LLP*
10.1	Asset/Share Purchase Agreement, dated June 10, 2020, among the Company, Safegard Medical (Hungary) Ktf,, Numan Holding Ltd, Cortrus Services SA and Latitude Investments Limited (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.2	Amendment No. 1 to Asset/Share Purchase Agreement, dated June 24, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.3	Amendment No. 2 to Asset/Share Purchase Agreement, dated August 27, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.4	Amendment No. 3 to Asset/Share Purchase Agreement, dated October 28, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.5	Amendment No. 4 to Asset/Share Purchase Agreement, dated July 19, 2021 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.6	Amendment No. 5 to Asset/Share Purchase Agreement, dated February 28, 2022 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.7	Letter, dated September 23, 2021, from Numan Holding Ltd (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.8	Employment Agreement, dated September 9, 2021, between the Company and Robert Hayes (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.9	Consulting Agreement between the Company and Alan Blackman (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.10	Amended Consulting Agreement, dated May 28, 2019, between the Company and Barry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.11	Royalty Agreement, dated July 11, 2017, between Alan Blackman and Barry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.12	Amendment to Royalty Agreement, dated September 4, 2018 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.13	Consulting Agreement, dated January 1, 2021, between the Company and Berry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.14	Note Purchase Agreement, dated December 14, 2021, among the Company and the purchasers named therein (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.15	Form of Note (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.16	Security Agreement among the Company and the secured parties named therein (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.17	Consent to be named as a director nominee of Jason Monroe (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.18	Consent to be named as a director nominee of Brenda Baird Simpson (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.22	2022 Equity Incentive Plan (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.23	Plan and Agreement of Merger, dated March 22, 2022, between Sharps Technology, Inc., a Wyoming corporation, and Sharps Technology, Inc., a Nevada corporation (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333- 263715)
10.24	Form of Warrant Agent Agreement (Warrants) (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.25	Form of Representative’s Warrant (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.26	Amendment No. 6 to Asset/Share Purchase Agreement, dated April 13, 2022 (incorporated by reference to 8-K filed on April 19, 2022)
10.27	Agreement, dated September 29, 2022, by and among Sharps Technology, Inc., InjectEZ, LLC, Nephron Pharmaceuticals Corporation, Nephron SC, Inc. and Nephron Sterile Compounding Center LLC (incorporated by reference to 8-K filed on October 4, 2022)
10.28	Distribution Agreement, dated December 8, 2022, by and among Sharps Technology, Inc., Nephron Pharmaceuticals Corporation and Nephron SC, Inc. (incorporated by reference to 8-K filed on December 13, 2022)
10.29	PIPE Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023) Rd Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)
10.30	Registration Rights Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)
10.31	Placement Agent Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)
10.32	Form of Warrant (incorporated by reference to 8-K filed on October 3, 2023)
10.33	Form of RD Pre-Funded Warrant (incorporated by reference to 8-K filed on October 3, 2023)
10.34	Form of PIPE Pre-Funded Warrant (incorporated by reference to 8-K filed on October 3, 2023)
10.35	2023 Equity Incentive Plan (incorporated by reference to 8-K filed on January 27, 2023)
10.36	2024 Equity Incentive Plan*
23.1	Consent of Manning Elliott LLP*
23.2	Consent of PKF O’Conner Davies, LLP*
23.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)*
24.1	Power of Attorney*
107	Filing Fees Exhibit

* Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on the 28th day of January, 2025.

SHARPS TECHNOLOGY, INC

By:	/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert M. Hayes, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Hayes	Chief Executive Officer and Director	January 28, 2025
Robert M. Hayes	(Principal Executive Officer)

/s/ Andrew R. Crescenzo	Chief Financial Officer	January 28, 2025
Andrew R. Crescenzo	(Principal Financial and Accounting Officer)

/s/ Dr. Soren Bo Christiansen*	Chairman	January 28, 2025
Dr Soren Bo Christiansen

/s/ Paul K. Danner*	Director	January 28, 2025
Paul K. Danner

/s/ Timothy J. Ruemler*	Director	January 28, 2025
Timothy J. Ruemler

/s/ Brenda Baird Simpson*	Director	January 28, 2025
Brenda Baird Simpson

/s/ Jason L Monroe*	Director	January 28, 2025
Jason L Monroe

* By: /s/ Robert M. Hayes		January 28, 2025
Robert M. Hayes
Attorney-in-fact

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